EXHIBIT 99.1

MARGATE INDUSTRIES
Yale Industries
Michigan Casting Corporation
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129 North Main, Yale, MI  48097          (810)387-4300 / FAX (810) 387-3719

FOR IMMEDIATE RELEASE
CONTACT: William H. Hopton, President, CEO
Margate Industries, Inc. - 810.387.4300
or
Brian Edwards, Ryan McGrath (mail@lambert-edwards.com)
Lambert, Edwards & Associates, Inc. - 616.233.0500


                MARGATE ANNOUNCES BOARD CHANGES FOLLOWING
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              DEATH OF ONE DIRECTOR, RESIGNATION BY ANOTHER
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YALE, Michigan, January 3, 2002 - Margate Industries, Inc. (NASDAQ: CGUL)
today announced that director Frederick G. Schriever passed away on December 28, 2001.

The Yale, Mich.-based holding company said Schriever, 76, had served on the Company's board since 1987, serving as Chairman from November 1987 to June 1999. A well-known executive in the foundry and machining industries, Schriever was president of Casting Sales Inc., a manufacturers rep firm, for three decades. He also held interests in several machine shops and related equipment companies throughout the metropolitan Detroit area.

"We are appreciative of Fred's service to the Company over the years, and extend our sincere condolences to his family," said William B. Hopton, president and chief executive officer of Margate Industries. "The board will meet in the coming weeks to evaluate director nominees who can help us enhance the value of Margate in the future."

Additionally, Margate announced that Delbert W. Mullens resigned from his position on the board of directors, effective December 31, 2001. Mullens was a member of the audit and compensation committees.

Margate Industries, which employs approximately 120, provides cleaning, grinding, chipping and finishing of iron castings for the automotive, heavy equipment and other industries.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of the automotive industry, certain customers and affiliated companies, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products and prices.
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                           NASDAQ Symbol CGUL